Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13G dated January 15, 2025 with respect to the common stock, par value $0.001 per share, of INmune Bio Inc., and any amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Praetorian PR LLC

By:	/s/ Harris Kupperman
Harris Kupperman, Managing Member
Date:	01/15/2025

Praetorian Capital Fund LLC

By:	/s/ Harris Kupperman
Harris Kupperman, Managing Member of its Manager
Date:	01/15/2025

Praetorian Capital Management LLC

By:	/s/ Harris Kupperman
Harris Kupperman, Managing Member
Date:	01/15/2025

Mongolia (Barbados) Corp.

By:	/s/ Genevieve Walkden
Genevieve Walkden, Chief Financial Officer
Date:	01/15/2025

Mongolia Growth Group Ltd.

By:	/s/ Harris Kupperman
Harris Kupperman, CEO and Executive Chairman
Date:	01/15/2025

Kupperman Harris

By:	/s/ Harris Kupperman
Harris Kupperman
Date:	01/15/2025